                                                                    Exhibit 23.1



          Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-114796) and the related Prospectus of CSX Transportation, Inc. (CSXT) for the exchange of Consolidated Rail Corporation debt securities for CSXT debt securities and to the incorporation by reference therein of our report dated February 10, 2004, with respect to the consolidated financial statements of CSXT included in its Annual Report (Form 10-K) for the year ended December 26, 2003, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Jacksonville, Florida
July 19, 2004